Exhibit 99.1

Summit Midstream Partners, LP 910 Louisiana Street, Suite 4200 Houston, TX 77002

Summit Midstream Partners, LP Announces Tender Offers

for Outstanding 2025 and 2022 Senior Notes

Houston, Texas (August 25, 2020) – Summit Midstream Partners, LP (NYSE: SMLP) (the “Partnership” or “SMLP”) announced today that its subsidiaries, Summit Midstream Holdings, LLC and Summit Midstream Finance Corp. (collectively, the “Issuers”), have commenced cash tender offers (the “Tender Offers”) to purchase a principal amount of the Issuers’ outstanding 5.75% Senior Notes due 2025 (“2025 Notes”) and outstanding 5.50% Senior Notes due 2022 (“2022 Notes” and, together with the 2025 Notes, the “Notes”) in separate modified “Dutch Auctions” (as described below) pursuant to the terms and subject to the conditions set forth in the Offer to Purchase, dated the date hereof (as may be amended or supplemented from time to time, the “Offer to Purchase”). The maximum amount of 2025 Notes that may be purchased in the Tender Offers will be a principal amount of 2025 Notes that could be purchased with a purchase price, excluding Accrued Interest (as defined herein), of up to $60,000,000 (the “2025 Notes Tender Offer Cap”), and the maximum amount of 2022 Notes that may be purchased in the Tender Offers will be a principal amount of 2022 Notes that could be purchased with a purchase price, excluding Accrued Interest, of up to $60,000,000 less the aggregate purchase price, excluding Accrued Interest, of 2025 Notes purchased in the Tender Offers (together with the 2025 Tender Offer Cap, the “Tender Offer Caps”).

The Tender Offers are being conducted as separate modified “Dutch Auctions” with respect to each series of Notes.  This means that if a holder of the Notes (individually a “Holder” and collectively, the “Holders”) elects to participate, the Holder must specify the minimum total consideration (the “Bid Price”) the Holder would be willing to receive in exchange for each $1,000 principal amount of 2025 Notes and/or 2022 Notes the Holder chooses to tender in the Tender Offers.  The Bid Price specified by the Holder with respect to any series of Notes must be within the applicable Bid Price Range as shown in the table below.  Whether and to what extent the tendered Notes are accepted for purchase in the Tender Offers will depend upon how the Bid Price specified by the Holder for any series of Notes compares to Bid Prices specified by other tendering Holders of Notes for such series of Notes.  All 2025 Notes validly tendered at or prior to Expiration Time (as defined herein) will be accepted before any 2022 Notes validly tendered at or prior to the Expiration Time are accepted.

The following table sets forth some of the terms of the Tender Offers:

Title of Notes	CUSIP Number(1)	Principal Amount Outstanding(2)	Total Consideration (Bid Price Range)(3)
5.75% Senior Notes due 2025	86614WAD8	$393,765,000	$525.00 - $600.00
5.50% Senior Notes due 2022	86614WAC0	$267,586,000	$675.00 - $725.00

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(1)	No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this release or printed on the Notes. They are provided solely for the convenience of the Holders.
(2)	As of August 25, 2020
(3)

Per $1,000 principal amount of the applicable series of Notes tendered at or prior to the Early Tender Deadline and accepted for purchase, which includes the Early Tender Premium of $25.00 per $1,000 principal amount of Notes. Holders of Notes accepted for purchase will also receive Accrued Interest.

Holders of Notes who validly tender (and do not validly withdraw) their Notes at or prior to 5:00 p.m., New York City time, on Tuesday, September 8, 2020, unless extended (the “Early Tender Deadline”), will receive the applicable “Total Consideration,” including an “Early Tender Payment” of $25.00 per $1,000 principal amount of Notes tendered. Holders who validly tender their Notes after the Early Tender Deadline, and do not validly withdraw before 5:00 p.m., New York City time, on Tuesday, September 8, 2020, will not be eligible to receive the Early Tender Payment.  In addition, Holders of Notes accepted for purchase will receive accrued and unpaid interest, less any applicable withholding taxes, from the last payment date to, but not including, the settlement date (“Accrued Interest”).

D.F. King & Co., Inc. is acting as the Tender and Information Agent and Guggenheim Securities, LLC is acting as the Dealer Manager for the Tender Offers.

The Tender Offers are scheduled to expire at 11:59 p.m., New York City time, on September 22, 2020 (the “Expiration Time”), unless extended. We plan to settle the Tender Offers on September 24, 2020.

The complete terms and conditions of the Tender Offers are set forth in the Offer to Purchase that is being sent to the Holders. Copies of the Offers to Purchase may be obtained from the Tender and Information Agent, D.F. King & Co., Inc., at 800-967-5084 (toll free) for noteholders, 212-269-5550 for banks and brokers or smlp@dfking.com.

THIS PRESS RELEASE IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL ANY OF THE NOTES. THIS PRESS RELEASE IS NOT A SOLICITATION FOR ACCEPTANCE OF THE TENDER OFFERS. THE PARTNERSHIP IS MAKING THE TENDER OFFERS ONLY BY, AND PURSUANT TO THE TERMS OF THE OFFER TO PURCHASE AND OTHER RELATED DOCUMENTS. THE TENDER OFFERS ARE NOT BEING MADE IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES, BLUE SKY OR OTHER LAWS OF SUCH JURISDICTION. NONE OF THE ISSUERS, THE PARTNERSHIP, OUR GENERAL PARTNER, ITS BOARD OF DIRECTORS, OFFICERS OR EMPLOYEES, THE TENDER AND INFORMATION AGENT OR THE DEALER MANAGER FOR THE TENDER OFFERS MAKES ANY RECOMMENDATION IN CONNECTION WITH THE TENDER OFFERS. THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER, SOLICITATION OR SALE IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS UNLAWFUL.

About Summit Midstream Partners, LP

SMLP is a value-driven limited partnership focused on developing, owning and operating midstream energy infrastructure assets that are strategically located in unconventional resource basins, primarily shale formations, in the continental United States.  SMLP provides natural gas, crude oil and produced water gathering services pursuant to primarily long-term and fee-based gathering and processing agreements with customers and counterparties in six unconventional resource basins: (i) the Appalachian Basin, which includes the Utica and Marcellus shale formations in Ohio and West Virginia; (ii) the Williston Basin, which includes the Bakken and Three Forks shale formations in North Dakota; (iii) the Denver-Julesburg Basin, which includes the Niobrara and Codell shale formations in Colorado and Wyoming; (iv) the Permian Basin, which includes the Bone Spring and Wolfcamp formations in New Mexico; (v) the Fort Worth Basin, which includes the Barnett Shale formation in Texas; and (vi) the Piceance Basin, which includes the Mesaverde formation as well as the Mancos and Niobrara shale formations in Colorado.  SMLP has an equity investment in Double E Pipeline, LLC, which is developing natural gas transmission infrastructure that will provide transportation service from multiple receipt points in the Delaware Basin to various delivery points in and around the Waha Hub in Texas.  SMLP also has an equity investment in Ohio Gathering, which operates extensive natural gas gathering and condensate stabilization infrastructure in the Utica Shale in Ohio.  SMLP is headquartered in Houston, Texas.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws, including, without limitation, information concerning completion of the Tender Offers, the terms and timing of the Tender Offers, and the impact of completion of the Tender Offers. The Issuers may modify the terms or timing of the Tender Offers with requisite notice.  Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements including statements about the Tender Offers and statements about the Notes that remain outstanding after the Tender Offers, and may contain the words "expect," "intend," "plan," "anticipate," "estimate," "believe," "will be," "will continue," "will likely result," and similar expressions, or future conditional verbs such as "may," "will," "should," "would," and "could."  Forward-looking statements also contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management's control) that may cause SMLP's actual results in future periods to differ materially from anticipated or projected results.  An extensive list of specific material risks and uncertainties affecting SMLP is contained in its 2019 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2020, Quarterly Report on Form 10-Q for the three months ended March 31, 2020 filed with the Securities Exchange Commission on May 8, 2020, and Quarterly Report on Form 10-Q for the three months ended June 30, 2020 filed with the Securities Exchange Commission on August 10, 2020, each as amended and updated from time to time. Any forward-looking statements in this press release are made as of the date of this press release and SMLP undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Contact:  Ross Wong, Senior Director, Corporate Development & Finance, 832-930-7512, ir@summitmidstream.com

SOURCE: Summit Midstream Partners, LP